Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No.333-102605 and Form S-8 No.333-126889) pertaining to securities offered under the Employee Stock Option Plans of United Microelectronics Corporation of our report dated June 2, 2006, with respect to the consolidated financial statements of United Microelectronics Corporation included in the Annual Report (Form 20-F) for the year ended December 31, 2005.

/s/ Diwan, Ernst & Young

Diwan, Ernst & Young

Taipei, Taiwan,

Republic of China

June 26, 2006